UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): February 9, 2006
COMMERCIAL NET LEASE REALTY, INC.
(exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	001-11290 (Commission File Number)	56-1431377 (I.R.S. Employment Identification No.)
450 South Orange Avenue, Suite 900, Orlando, Florida 32801
(Address of principal executive offices, including zip code)
(407) 265-7348
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 9, 2006, Commercial Net Lease Realty, Inc. (the “Company”) and its wholly owned subsidiary, CNLR DC Acquisitions I, LLC, entered into an agreement with Brookfield Financial Properties, L.P., an affiliate of Brookfield Properties Corporation, to sell the Company’s office property located in the Pentagon City submarket of the Washington, D.C., metropolitan area for $235,430,000, which includes the assumption of a $95,000,000 loan secured by the property.
     The property is leased to the United States of America and serves as the headquarters of the Transportation Security Administration under a lease that expires in 2014.
     The Company expects to complete the transaction by April 2006, subject to the consent of the secured lender and customary closing conditions.

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Commercial Net Lease Realty, Inc.
Date: February 15, 2006	By:	/s/ Kevin B. Habicht
Kevin B. Habicht
Executive Vice President and Chief Financial Officer